EXHIBIT 10.8

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 28th day of April 2006 by and among EVOLVE ONE, INC., a Delaware corporation (“EVLO”), IRWIN HOROWITZ (“Horowitz”), DIVERSIFAX, INC., a Delaware corporation (“Diversifax”) and CERTAIN PRINCIPAL STOCKHOLDERS OF EVLO in addition to Horowitz and Diversifax as listed on the signature pages and Exhibit A hereto (Horowitz, Diversifax and such other stockholders are hereinafter sometimes referred to collectively as the “Stockholders”), and the purchasers of common stock consisting of PROGRESS PARTNERS, INC., a Florida corporation, YEWEN XI and DAVID STEIN (collectively referred to as the “Purchasers”).

RECITALS:

A.          The Stockholders are the beneficial owners of 42,692,228 shares of Common Stock of EVLO hereinafter described, exclusive of any warrants or options to purchase Common Stock of EVLO;

B.          It is the intention of the parties hereto that: (i) the Purchasers shall acquire 41,557,078 shares of Common Stock (the “Shares”) of EVLO from the Stockholders in consideration for the payment described below (the “Stock Purchase”); and (ii) the Stock Purchase shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933 (the “Act”); and

C.          The Stockholders and Purchasers agree that in order to facilitate the Stock Purchase that the Stockholders will deposit the Shares in escrow, and the Purchasers will deposit the consideration therefor in escrow pending the closing of the Stock Purchase.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agrees as follows:

SECTION 1. PURCHASE OF SHARES

1.1.         Share Purchase. The Stockholders and the Purchasers hereby agree that the Purchasers shall on the Closing Date purchase from the Stockholders the Shares in consideration for $371,661 and other consideration as hereinafter provided. The cash payment that each of the Stockholders is to receive and the Shares of each of the Stockholders beneficially owned by them and to be delivered in escrow for ultimate transmittal to the Purchasers is set forth on Exhibit A hereto. Concomitantly, the number of the Shares which each of the Purchasers will be entitled to receive pursuant to this Agreement is also set forth on Exhibit A hereto.

1.2.         Discharge of Certain Expenses. Upon execution of this Agreement, the Purchasers agree to defray the expenses to be incurred by Webb & Company, P.A. and Schneider Weinberger & Beilly LLP in connection with the completion of the fiscal 2005 year end audit, and the preparation of the Annual Report on Form 10-KSB to be filed by EVLO with the Securities and Exchange Commission. Except for any liabilities associated with such professional services not discharged at the time of the closing of this transaction, at the time of Closing (hereinafter described), there shall be no liabilities of EVLO. In addition, at the time of Closing, Purchasers shall reimburse Diversifax for expenses incurred and paid by Diversifax in the amount of $53,339.

1.3.         Investment Intent. The Shares have not been registered under the Act and may not re resold unless the Shares are registered under the Act or an exemption from such registration is available.

The Purchasers represent and warrant that they are acquiring the Shares for their own account, for investment, and not with a view to the sale or distribution of the Shares. Each certificate representing the Shares will have legends thereon incorporating language as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless, in the opinion of counsel satisfactory to the Company, registration is not required under the Act.”

1.4.        Escrow Arrangements. Upon execution hereof by the Stockholders and the Purchasers and pending the closing, $371,661 shall be deposited in a non-interest bearing escrow account with Schneider Weinberger & Beilly LLP as escrow agent (the “Escrow Agent”) together with the Shares, pursuant to the terms of an Escrow Agreement attached hereto as Exhibit B. Subject to satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Purchasers in accordance with the terms of the Escrow Agreement the Shares, which shall be duly executed and with appropriate medallion guaranteed stock powers and corporate powers as required, and (ii) the Escrow Agent shall deliver to the Stockholders the consideration payable to each of the Purchasers as listed on Exhibit A hereto. By execution of this Agreement, the Stockholders agree to the terms and provisions of the Escrow Agreement, notwithstanding that they have not executed the Escrow Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

The Purchasers hereby represent and warrant as follows:

2.1.         No Breach. The Purchasers are duly authorized to acquire the Shares, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or result in the breach or a default under any contract or agreement to which any of the Purchasers is a party.

2.2.         Ownership of Common Stock. The Stockholders are the beneficial owners of the number of shares of Common Stock listed on Exhibit A hereto and have no beneficial ownership of any additional shares of common stock of EVLO except for common stock issuable under options or warrants previously issued to them.

2.3.         Brokers or Finders. No broker’s or finder’s fee will be payable by the Purchasers in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Purchasers.

2.4.         Full Disclosure. No representation or warranty by the Purchasers in the Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement certificate or instrument furnished or to be furnished to EVLO pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF EVLO, HOROWITZ AND DIVERSIFAX

EVLO, Horowitz and Diversifax hereby represent and warrant to the Purchasers as follows:

3.1.         Organization, Good Standing and Capitalization. EVLO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. The authorized capital stock of EVLO consists of 10,000,000 shares of “blank check” preferred stock, of which no shares are presently issued and outstanding, and 1,000,000,000 shares of Common Stock, of which 52,451,348 shares are presently issued and outstanding. Outstanding options, warrants and convertible securities are listed in Schedule 3.1 hereto. EVLO is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by EVLO or the nature of the business transacted by it make such license or qualification necessary, except where the failure to do so would not have a material adverse effect on the business or financial condition of EVLO. EVLO’s subsidiaries are listed on Exhibit 3.1 hereto.

3.2.         The Shares. The Shares to be transferred to the Purchasers have been duly authorized by all necessary corporate and stockholder actions and are validly issued, fully paid and non-assessable.

3.3.         Financial Statements; Books and Records. There has been previously delivered to the Purchasers the audited balance sheet of EVLO as at December 31, 2005 (the “Balance Sheet”) and the related statements of operations for the year and period then ended (the “Financial Statements”). The Financial Statements are true and accurate in all material respects and fairly represent the financial position of EVLO as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with general accepted accounting principles consistently applied.

3.4.         No Material Adverse Changes. Since the date of the Balance Sheet and except as otherwise substantially disclosed in EVLO’s reports or filings made under the Securities Exchange Act of 1934, there has not been:

(i)            any material adverse change in the assets, operations, condition (financial or otherwise0 or prospective business of EVLO;

(ii)          any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of EVLO, whether or not covered by insurance;

(iii)         any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of EVLO’s capital stock;

(iv)         any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by EVLO of any properties or assets; or

(v)           adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

3.5.         Taxes. EVLO has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

3.6.         Compliance with Laws. EVLO has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses, including federal and state securities laws, which, if not complied with, would materially and adversely affect the business of EVLO or the trading market for the shares of EVLO’s Common Stock.

3.7.         No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i)	violate any provision of the Certificate of Incorporation or By-Laws of EVLO;

(ii)          violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which EVLO is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii)         violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon EVLO or upon the properties or business of EVLO; or

(iv)         violate any statute, law or regulation or any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of EVLO.

3.8.         Actions and Proceedings. There is not outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving EVLO. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving EVLO or any of its properties or assets. Except as set forth on Schedule 3.8, there is no fact, event or circumstances that may give rise to any suit, action or claim, investigation or proceeding.

3.9.         Brokers or Finders. No broker’s or finder’s fee will be payable by EVLO, Horowitz or Diversifax in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by EVLO, Horowitz or Diversifax.

3.10.       Liabilities. EVLO does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge of lawsuit (all of the foregoing collectively defined to as “Liabilities”), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date. EVLO will not have any Liabilities.

3.11.       Operations of EVLO. Except as set forth on Schedule 3.11 or in EVLO’s reports or filings made under the Securities Exchange Act of 1934, since the date of the EVLO Balance Sheet and through the Closing Date hereof, EVLO has not and will not have:

(i)	incurred any indebtedness for borrowed money;

(ii)          declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(iii)         made any loan or advance to any stockholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv)         except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v)	disposed of any assets of EVLO except in the ordinary course of business;

(vi)	increased the annual level of compensation of any executive employee of EVLO;

(vii)        increased, terminated, amended or otherwise modified any plan for the benefit of employees of EVLO;

(viii)	issued any equity securities or rights to acquire such equity securities; or

(ix)         except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

3.12.       Authority to Execute and Perform Agreements. EVLO, Horowitz and Diversifax each have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of EVLO and the Stockholders enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by EVLO, Horowitz and Diversifax of this Agreement in accordance with its respective terms and conditions will not:

(i)            require the approval or consent of any governmental or regulatory body, the stockholders of EVLO, or the approval or consent of any other person;

(ii)          conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under any order, judgment or decree applicable to EVLO, or any instrument, contract or other agreement which EVLO is a party or by or to which EVLO is bound or subject; or

(iii)         result in the creation of any lien or other encumbrance on the assets or properties of EVLO.

3.13.       Delivery of Periodic Reports; Compliance with 1934 Act. EVLO has provided the Purchasers with all of its Periodic Reports filed with the Securities and Exchange Commission since December 31, 2003. EVLO has filed all required Periodic Reports and is in compliance with its reporting obligations under the Securities Exchange Act of 1934. All reports, as amended, filed pursuant to such Act are complete and correct in all material respects. All material contracts relative to EVLO are included in the Periodic Reports.

3.14.       Capitalization. The authorized capitalization is as set forth in EVLO’s Form 10-KSB for the year ended December 31, 2005. Neither EVLO, Horowitz nor Diversifax has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of EVLO except as disclosed in Schedule 3.14.

3.15.       Full Disclosure. No representation or warranty by EVLO or the Stockholders in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Purchasers or the Purchasers pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of EVLO.

3.16.       Representations and Warrants on Closing Date. The representations and warranties contained in this Section 3 shall be true and complete on the Closing Date with the same force and effect as through such representations and warranties had been made on and as of the Closing Date.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder represents, warrants and agrees as to such Stockholder as follows:

4.1.         Ownership. Each of the Stockholders is the beneficial owner of the number of Shares listed after each such Stockholder’s name on Exhibit A hereto.

4.2.         The Shares. The Shares to be transferred by each Stockholder to the Purchasers hereunder are free and clear of all voting trusts, agreements, arrangements, encumbrances, liens, claims and liabilities of every nature, and each such Stockholder is conveying clear and unencumbered title thereto to his, her or its Shares.

4.3.         Due Authorization. Each of the Stockholders is duly authorized, empowered and has the right to sell, transfer and convey to the Purchasers the Shares to be transferred, assigned, conveyed to the Purchasers pursuant to this Agreement.

4.4.         No Restrictions On Transfer. There are no agreements to which a Stockholder is a party that would preclude the consummation of this Agreement.

4.5.         Finders. There are no brokers or finders with whom any Stockholder has dealt with in connection with this transaction.

SECTION 5. COVENANTS OF PURCHASERS

The Purchasers covenant to EVLO and the Stockholders as follows:

5.1.         Litigation. The Purchasers shall promptly notify EVLO and the Stockholders of any lawsuits, claims, proceedings or investigations, which after the date hereof are threatened or commenced against the Purchasers with respect to the affairs of the Purchasers.

5.2.         Assumption of Expenses. Purchasers shall defray the expenses listed on Schedule 5.2 hereof of Webb & Company, P.A., Schneider Weinberger & Beilly LLP, Martin Scott and Goldstein, Lewin & Company, P.A. in connection with the preparation and completion of EVLO’s 2005 audit and the filing of EVLO’s Form 10-KSB Annual Report. In addition, at the time of Closing, Purchasers shall reimburse Diversifax for expenses incurred and paid by Diversifax in the amount of $53,339.

5.3.         Continued Effectiveness of Representations and Warranties. The representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

(i)           promptly give notice to EVLO or any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

(ii)          supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

SECTION 6. COVENANTS OF EVLO, HOROWITZ AND DIVERSIFAX

EVLO, Horowitz and Diversifax covenant to the Purchasers as follows:

6.1.         Conduct of Business. From the date hereof through the Closing Date, EVLO shall conduct its business in the ordinary course and, without the prior written consent of the Purchasers, shall ensure that EVLO does not undertake any of the actions specified in Section 3.11 hereof.

6.2.         Preservation of Business. From the date hereof through the Closing Date, EVLO shall preserve its business organization intact and use its best efforts to preserve EVLO’s good will.

6.3.         Litigation. EVLO, Horowitz and Diversifax shall promptly notify the Purchasers of any lawsuits, claims, proceedings or investigations which, after the date hereof, are threatened or commenced against EVLO or against any officer, director, employee, consultant, agent or stockholder with respect to the affairs of EVLO.

6.4.         Discharge of Liabilities. Except for any expenses of Webb & Company, P.A., Schneider Weinberger & Beilly LLP, Martin Scott and Goldstein, Lewin & Company, P.A. in connection with preparation and completion of the 2005 audit and the related Form 10-KSB Annual Report, which had not been discharged by the time of the Closing, and reimbursement of expenses due to Diversifax in the amount of $53,339, there shall no liabilities of EVLO which have not been paid, satisfied or otherwise discharged.

6.5.         Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, EVLO shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

(i)           promptly give notice to the Purchasers of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

(ii)          supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

SECTION 7. COVENANTS

7.1.         Examinations and Investigations. Prior to the Closing Date, t he parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

7.2.         Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

7.3.         Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

7.4.         Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

(i)	at the time of disclosure was public knowledge;

(ii)          after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(iii)	the receiving party had within its possession at the time of disclosure.

SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATION OF EVLO AND STOCKHOLDERS TO CLOSE

The obligation of EVLO and the Stockholders to enter into and complete the Closing is subject, at the option of EVLO and the Stockholders, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by EVLO and the Stockholders in writing.

8.1.         Representations and Covenants. The representations and warranties of the Purchasers contained in this Agreement shall be true in all material respects on and as of the Closing date with the same force and effect as though made on and as of the Closing Date. The Purchasers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date. The Purchasers shall have delivered to EVLO, if requested, a certificate, dated the Closing Date, to the foregoing effect.

8.2.         Third Party Consents. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements required in connection with the performance by the Purchasers of their obligations under such contracts or other agreements after the Closing shall have been obtained.

8.3.         Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions.

8.4.         Other Documents. The Purchasers shall have delivered such other documents, instruments and certificates, if any, as are required to be delivered pursuant to the provisions of the Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

SECTION 9. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

The obligation of the Purchasers to enter into and complete the Closing is subject, at the option of the Purchasers, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchasers in writing.

9.1.         Representations and Covenants. The representations and warranties of EVLO and the Stockholders contained in this Agreement shall be true in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date. EVLO and the Stockholders shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by EVLO and the Stockholders on or prior to the Closing Date. EVLO and the Stockholders shall have delivered to the Purchasers, if requested, a certificate, dated the Closing Date and signed by an executive officer of EVLO and by Horowitz, to the foregoing effect.

9.2.         Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Board of Directors of EVLO shall have approved the transactions contemplated by this Agreement, and EVLO shall have delivered to the Purchasers, if requested, resolutions by their Board of Directors certified by the Secretary of EVLO authorizing the transactions contemplated by this Agreement.

9.3.         Third Party Consents. All consents, permits and approvals from parties to any contracts or other agreements with EVLO which may be required in connection with the performance by EVLO of its obligations under such contracts or other agreements after the Closing shall have been obtained.

9.4.         Satisfactory Business Review. The Purchasers shall have satisfied themselves, after review of the information provided hereby or in connection herewith, or following any discussions with management or representatives of EVLO that none of the information revealed thereby has resulted in or in the reasonable opinion of the Purchasers may result in a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of EVLO.

9.5.         Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may in the reasonable opinion of the Purchasers, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of EVLO.

9.6.         Stock Certificates. At the Closing, the Purchasers shall have received certificates representing the Shares so as to make the Purchasers the sole owners of the Shares. The stock certificates entered by the Stockholders shall be accompanied by medallion guaranteed stock powers, and in the case of corporate transfers, shall include medallion guaranteed corporate resolutions.

9.7.         Resignations and Appointments. EVLO shall have appointed the designee(s) of Purchasers to EVLO’s Board of Directors effective as at Closing, and EVLO’s present officers and directors shall have resigned effective immediately after such appointment.

9.8.         Other Documents. EVLO and the Stockholders shall have delivered such other instruments, documents and certificates, if any, including good standing certificates, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement, including the resignations of the officers and directors of EVLO.

SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF EVLO AND THE STOCKHOLDERS

Notwithstanding any right of the Purchasers fully to investigate the affairs of EVLO, the former shall have the right to rely fully upon the representations, warranties, covenants and agreements of EVLO and the Stockholders contained in this Agreement or in any document delivered by EVLO or the Stockholders or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Notwithstanding any right of EVLO and the Stockholders fully to investigate the affairs of the Purchasers, EVLO and the Stockholders have the right to rely fully upon the representations, warranties, covenants and agreements of the Purchasers contained in this Agreement or in any document delivered to EVLO or the Stockholders by the latter or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 12. INDEMNIFICATION

12.1.       Obligation of EVLO and the Stockholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 10, EVLO and the Stockholders hereby agree to indemnify, defend and hold harmless the Purchasers from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of EVLO and the Stockholders contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

12.2.       Obligation of the Purchasers to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 11, the Purchasers severally and not jointly agree to indemnify, defend and hold harmless EVLO and the Stockholders from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 13. THE CLOSING

The Closing (“Closing”) shall take place not later than May 15, 2006 (any such date the “Closing Date”). At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby, including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 14. MISCELLANEOUS

14.1.       Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

14.2.       Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

14.3.	Assignment. This Agreement is not assignable except by operation of law.

14.4.       Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

Purchasers:	c/o Progress Partners, Inc.
	19575 Island Court Drive
	Boca Raton, FL	33434

EVLO:	Evolve One, Inc.
	P.O. Box 859
	Tallevast, FL	34270

Stockholders:	c/o Irwin Horowitz
	P.O. Box 859
	Tallevast, FL	34270

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

14.5.       Governing Law. This Agreement shall be construed, and the legal relations by the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

14.6.       Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

14.7.       Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Shares and contribute to capital of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

14.8.       Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

14.9.       Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity of enforcement of any other provision of any part thereof.

14.10.     Counterparts. This Agreement may be executed in any number of counterparts and by facsimile signatures, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

EVOLVE ONE, INC.

By:	/s/ Irwin A. Horowitz
Irwin A. Horowitz, President

/s/ Irwin A. Horowitz

IRWIN A. HOROWITZ

DIVERSIFAX, INC.

By:	/s/ Irwin A. Horowitz
Irwin A. Horowitz, President

STOCKHOLDERS:

/s/ Irwin A. Horowitz

IRWIN A. HOROWITZ

DIVERSIFAX, INC.

By:	/s/ Irwin A. Horowitz
Irwin A. Horowitz, President

/s/ Gary Schultheis

GARY SCHULTHEIS

/s/ Herb Tabin

HERB TABIN

ONSPAN NETWORKING, INC.

By:	/s/ Herb Tabin
Herb Tabin, President

/s/ Robert Sands

ROBERT SANDS

/s/ Joe Mazza

JOE MAZZA

/s/ Larry Linden

LARRY LINDEN

/s/ Hyman Ashkenazy

HYMAN ASHKENAZY

PURCHASERS:

/s/ Yewen Xi

YEWEN XI

/s/ David Stein

DAVID STEIN

PROGRESS PARTNERS, INC.

By:	/s. Alvin Siegel
Authorized Person

EXHIBIT A

Stockholders	No. of Shares Beneficially Owned	No. of Shares To Be Delivered	Shares Retained	Payout

Irwin A. Horowitz	6,125,656	5,955,858	169,798	$53,265.54
Diversifax, Inc.	12,848,916	12,137,784	711,132	108,552.89
Gary Schultheis	8,145,096	8,085,173	59,923	72,308.82
Herb Tabin	7,102,560	7,040,062	62,498	62,961.99
OnSpan Networking, Inc.	1,220,000	1,191,172	28,828	10,653.11
Robert Sands	6,050,000	5,955,858	94,142	53,265.54
Joseph Mazza	600,000	595,586	4,414	5,326.55
Lawrence Linden	300,000	297,793	2,207	2,663.28
Hyman Ashkenazy	300,000	297,793	2,207	2,663.28

Total	42,692,228	41,557,079	1,135,149	$371,661.00

A-1

SCHEDULE 3.1	Schedule of Outstanding Options, Warrants And Convertible Securities

Options

a.	Evolve One, Inc. Stock Option Plan:

Options to purchase 2,896,000 shares of common stock at exercise prices ranging from $000125 to $0.5625 per share expiring between January 2007 and January 2009.

Stockholders who hold these options include:

b.	2005 Equity Compensation Plan:

Options to purchase 27,250,000 shares of common stock at exercise prices ranging from $0.075 to $0.30 per share expiring between June 2008 and 2010.

Stockholders who hold these options include:

Name	Number of Shares Underlying Options	Exercise Price

Herb Tabin	10,000,000	$0.30
Gary Schultheis	10,000,000	$0.30
Larry Linden	150,000	$0.075
Larry Linden	150,000	$0.15
Hyman Ashkenazy	150,000	$0.075
Hyman Ashkenazy	150,000	$0.15
Joseph Mazza	300,000	$0.075
Joseph Mazza	300,000	$0.15
	21,200,000

c.	Non-plan options:

Options to purchase an aggregate of 55,000,000 shares of common stock with exercise prices ranging from $0.001 to $0.30 per share expiring in 2013.

Stockholders who hold these options include:

Name	Number of Shares Underlying Options	Exercise Price

Irwin A. Horowitz	50,000,000	$0.30
Irwin A. Horowitz	5,000,000	$0.001
	55,000,000

S-1

Warrants

Warrants to purchase an aggregate of 18,000,000 shares of common stock with exercise prices ranging from $0.075 to $0.15 per share expiring in 2010.

Stockholders who hold these warrants include:

Name	Number of Shares Underlying Warrants	Exercise Price

Robert Sands	3,000,000	$0.075
Robert Sands	3,000,000	$0.15
Irwin A. Horowitz	3,000,000	$0.075
Irwin A. Horowitz	3,000,000	$0.15
Diversifax, Inc.	3,000,000	$0.075
Diversifax, Inc.	3,000,000	$0.15
	18,000,000

SCHEDULE 3.8	Actions and Proceedings

Response:	None

SCHEDULE 3.11	Operations of EVLO

Response:	None

SCHEDULE 3.14	Capitalization

Response:	See Schedule 3.1

SCHEDULE 5.2	Assumption of Expenses

Response:	Webb & Company, P.A.	$18,000.00
	Goldstein, Lewin & Company, P.A.	$8,807.70
	Martin Scott	$4,000.00
	Schneider Weinberger & Beilly LLP	$16,617.26	*

*Includes acquisition costs

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